GMO Trust
FYE 2/28/03
Annual Expense Ratios
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

Fund Name                                                            Class 3            Class 4            Class 5

U.S. Core Fund                                                          0.48%                                0.42%
Growth Fund                                                             0.48%
Value Fund                                                              0.61%
Short-Term Income Fund                                                  0.24%
International Intrinsic Value Fund                                      0.69%              0.63%
International Small Companies Fund                                      0.75%
Small Cap Value Fund                                                    0.48%
International Bond Fund                                                 0.43%
Small Cap Growth Fund                                                   0.49%
Emerging Markets Fund                                                   1.16%              1.12%
Emerging Country Debt Fund                                              0.65%              0.60%
Global Hedged Equity Fund                                               1.21%
Domestic Bond Fund                                                      0.26%
Currency Hedged International Bond Fund                                 0.45%
Inflation Indexed Bond Fund                                             0.41%
Currency Hedged International Equity Fund                               0.70%
Real Estate Fund                                                        0.69%
Core Plus Bond Fund                                                     0.43%
Emerging Countries Fund                                                 1.27%
International Growth Fund                                               0.69%
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